UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-12
CIVITAS BANKGROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2006
TO THE SHAREHOLDERS OF CIVITAS BANKGROUP, INC.:
     In connection with the Annual Meeting of Shareholders of Civitas BankGroup to be held April 26, 2006, we enclose a Notice of Annual Meeting of Shareholders, a proxy statement and a proxy card.
     You are being asked to consider and act upon the following proposals:
•	to elect eleven (11) directors to hold office until the next annual meeting of the Company’s shareholders and until their successors are duly elected and have been qualified;

•	to consider and act upon a proposal to amend the Company’s 1998 Stock Option Plan; and

•	to transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournments thereof.
     Information about these matters is contained in the attached proxy statement.
     You are invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed proxy card so your shares can be voted in the event you are unable to attend the meeting. We will also offer telephone and Internet voting this year, as more particularly described in the attached proxy statement. If you are present at the meeting and desire to vote your shares personally, you may revoke your proxy and vote in person. We urge you to return your proxy card in the enclosed envelope or vote by telephone or over the Internet as soon as possible.
Sincerely,

Richard Herrington
President and Chief Executive Officer

Civitas BankGroup, Inc.
4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, Tennessee 37067
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Civitas BankGroup, Inc.:
     The Annual Meeting of Shareholders (the “Annual Meeting”) of Civitas BankGroup, Inc. (the “Company”) will be held on Wednesday, April 26, 2006 at 4:30 p.m. (local time) at the Embassy Suites South/Cool Springs, 820 Crescent Centre Drive, Franklin, Tennessee 37067, for the following purposes:
     (1) To elect eleven (11) directors to hold office until the next annual meeting of the Company’s shareholders and until their successors are duly elected and have been qualified;
     (2) To consider and act upon a proposal to amend the Company’s 1998 Stock Option Plan; and
     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
     Only shareholders of record at the close of business on March 1, 2006 will be entitled to vote at the Annual Meeting or any adjournment(s) thereof.
     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.
By Order of the Board of Directors,

Danny Herron, Secretary
March 29, 2006
YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, INDICATE IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND RETURN THE ENCLOSED PROXY CARD. ALTERNATIVELY, YOU CAN VOTE OVER THE TELEPHONE OR ON THE INTERNET, AS MORE PARTICULARLY DESCRIBED IN THE ATTACHED PROXY STATEMENT. SHOULD YOU SUBSEQUENTLY DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
STOCK OWNERSHIP
PROPOSAL 1 – ELECTION OF DIRECTORS
MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
PROPOSAL 2 – AMENDMENT OF THE 1998 STOCK OPTION PLAN
PROPOSAL 3 – OTHER MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION
EXECUTIVE COMPENSATION
PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT FOR 2005
PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER RETURN PERFORMANCE GRAPH
SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS
GENERAL

Civitas BankGroup, Inc.
4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, Tennessee 37067
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Civitas BankGroup, Inc. (the “Company”) of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Wednesday, April 26, 2006 at 4:30 p.m. (local time), at the Embassy Suites South/Cool Springs, 820 Crescent Centre Drive, Franklin, Tennessee 37067. This proxy material was first mailed to shareholders on or about March 29, 2006.
     All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
     If you are a registered shareholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held by your broker, often referred to as in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.
     Only holders of record of the Company’s Common Stock, par value $0.50 per share (the “Common Stock”), at the close of business on March 1, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 15,878,631shares of Common Stock issued and outstanding, the holders of which are entitled to one vote for each share held on each of the matters to be voted upon at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. Because directors are elected by a plurality of the votes cast by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, abstentions are not considered in the election. The amendment to the Stock Option Plan and any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting, and abstentions and “non-votes” will have no effect on the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company’s regular officers or employees personally or by telephone or electronic transmission. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.
STOCK OWNERSHIP
     The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 1, 2006 (unless otherwise noted), for:
•	each person who is known to the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock;

•	each of the Company’s directors and nominees;

•	each of the Company’s Named Executive Officers (as defined below); and

•	all of the Company’s directors and executive officers as a group.

     The number of shares held and the percentages of shares outstanding provided in the tables are based on 15,878,631 voting shares outstanding as of March 1, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares issuable upon exercise of options that are exercisable within sixty days following March 1, 2006 are considered outstanding for the purpose of calculating the percentage of outstanding shares of Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

			Number of Shares
			Beneficially Owned as
			a Result of Options
	Number of		Currently Exercisable
	Shares		or Exercisable Within	Percentage of
	Beneficially		60 Days of	Shares
Name of Beneficial Owner (1)	Owned (2)		March 1, 2006	Outstanding
5% Beneficial Owners
Financial Stocks Capital Partners II, LP	902,303		0	5.68%
C.M. Gatton	1,012,561		0	6.38%

Directors and Nominees
Ronald Gibson	5		8,750	0.06%
Frank Inman, Jr.	75,850		19,950	0.60%
Joel Porter	942,352	(3)	23,000	6.07%
Paul Pratt, Sr.	119,365	(4)	18,650	0.87%
Tom Price	33,992	(5)	36,004	0.44%
Alex Richmond	147,901	(6)	23,710	1.08%
John Shepherd	286,971		29,210	1.99%
John Stein	902,303	(7)	0	5.68%
William Wallace	10,233		8,750	0.12%
John S. Wilder, Sr.	795,121		22,100	5.14%
Tom Paschal	215,921	(8)	27,746	1.53%

Named Executive Officers
Richard Herrington (9)	299,342		99,065	2.50%
Danny Herron (9)	81,002		51,872	0.83%
Lisa Musgrove	12,355		74,901	0.55%

All executive officers and directors as a group (15 persons)	3,937,228		474,620	27.00%

(1)	The address for each of the directors, nominees and executive officers set forth in the table above is 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067 and the address for Financial Stocks Capital Partners II, LP is 507 Carew Tower, 441 Vine Street, Cincinnati, Ohio 45202. The address for Mr. Gatton is P.O. Box 1147, Bristol, Tennessee 37621.

(2)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(3)	Includes 20,300 shares held by Mr. Porter’s wife for which Mr. Porter disclaims beneficial ownership.

(4)	Includes 8,724 shares held by Mr. Pratt’s spouse and 26,796 in Pratt Partnership for which Mr. Pratt disclaims beneficial ownership.

(5)	Includes 5,105 shares held by Mr. Price’s spouse for which Mr. Price disclaims beneficial ownership.

(6)	Includes 70,221 shares held by Mr. Richmond’s spouse and 11,162 shares held by Mr. Richmond as custodian for his son.

(7)	Includes the 902,303 shares represented above for Financial Stocks Capital Partners II, LP for which Mr. Stein has the right to direct the vote and disposition of.

(8)	Includes 94,003 shares held by Mr. Paschal’s spouse for which Mr. Paschal disclaims beneficial ownership.

(9)	The Named Executive Officer is also a director of the Company.

PROPOSAL 1 – ELECTION OF DIRECTORS
     The Company’s Bylaws currently provide that the Board of Directors shall consist of not less than three (3) nor more than seventeen (17) directors. The Board of Directors has the authority under the Bylaws to establish the number of directors that shall constitute the Board within the range. On December 31, 2005, the Company’s Board of Directors consisted of twelve (12) directors. Directors Ronald Gibson and William Wallace were not recommended to the Board of Directors as nominees by the Personnel Committee for election at the Annual Meeting. In addition to the 10 directors up for re-election, the Company’s Personnel Committee has also recommended to the Board of Directors and the Board of Directors has approved the nomination of John Stein as a new director. Mr. Stein was recommended to the Company’s Personnel Committee by a non-management director. In connection with the determination to not nominate Messrs. Gibson and Wallace and to nominate Mr. Stein, the Company’s Board of Directors will be reduced to eleven (11) members effective upon the election of the directors at the Annual Meeting.
     The Company’s shareholders will vote to elect each of the Company’s directors currently serving on the Board of Directors, as well as the new nominee John Stein, to serve until the Company’s next annual meeting of shareholders and until their successors are duly elected and shall have qualified.
     The Company’s Personnel Committee has approved the nomination of, and the Board of Directors has designated as the nominees for director, each of the current directors of the Company, other than Ronald Gibson and William Wallace, who have decided not to stand for re-election, and new nominee John Stein.
     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of each of the current directors of the Company and new nominee John Stein. Each nominee has consented to be a candidate and to serve, if elected. All of the nominees except John Stein currently are serving as directors of the Company. While the Company’s Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such event should occur, proxies will be voted with discretionary authority for a substitute or substitutes who will be designated by the Company’s current Board of Directors.
Information Concerning Nominees
     Richard Herrington, age 58, was elected President and Chief Executive Officer of the Company in December 2002. From 1989 to December 2002, Mr. Herrington was the co-founder, president and chief executive officer of Franklin Financial Corporation. He is a graduate of Newberry College (South Carolina) and earned master degrees from Florida State University and Stonier Graduate School of Banking. Mr. Herrington has been a director of the Company since December 2002 and is a member of the Company’s Executive Committee.
     Danny Herron, age 48, served as President, Chief Executive Officer, and a director of the Company’s Cumberland Bank South subsidiary from 1993 until its merger in September 2004 with the Company’s Cumberland Bank subsidiary. Mr. Herron has served as the President and Chief Executive Officer of Cumberland Bank since September 2004. Mr. Herron has served as one of the Company’s directors since 1997. Mr. Herron has served as the Executive Vice President-Director of Public Relations and Marketing for the Company since January 2003. Mr. Herron currently serves on the Company’s Executive Committee and is the Company’s Corporate Secretary, a position he has held since February 2004.
     Frank Inman, Jr., age 69, has served on the Company’s Board of Directors since 1986. Mr. Inman is Chairman of the Board of Directors of Inman Construction Corp., a general contractor, a position he has held since 1970. Mr. Inman has also served as a director of Cumberland Bank since 1986. Mr. Inman currently serves on the Company’s Executive Committee and Personnel Committee.
     Tom Paschal, age 60, served as the Company’s Executive Vice President-Director of Franchise Development from January 2003 until January 2004. From January 2002 to January 2003, he served as the Company’s Chief Operating Officer. He has been the Chairman of Cumberland Bank since 2001. Mr. Paschal served as the Chief Executive Officer of Cumberland Bank from 1986 to January 2002 and as the Company’s Corporate Secretary from 1991 to February 2004. Mr. Paschal has served as a director of Cumberland Bank since 1977, a director of Insurors Bank of Tennessee since 2000 and as one of the Company’s directors since 1986. Mr. Paschal currently serves on the Company’s Executive Committee.

     Joel Porter, age 65, served as the Company’s President from its formation to December 2002, although he did not devote his full time to that position and was not compensated for his services as President. Mr. Porter is a named partner of the law firm of Burch, Porter & Johnson, PLLC, located in Memphis, where he has practiced since 1964. Mr. Porter is also the president of two finance and investment firms, Porter Development and Porter Investment. Mr. Porter has served as a member of the Company’s Board of Directors since 1986 and currently serves on the Company’s Executive Committee. Mr. Porter has also served as a director of Cumberland Bank since 1986 and as a director of Cumberland Bank South from 1993 until its merger with Cumberland Bank in September 2004. He has also served as a director of The Murray Bank since June 1999.
     Paul Pratt, Sr., age 62, has been a member of the Company’s Board of Directors since March 2002. Mr. Pratt worked in sales and service with John Hancock, as an assistant sales manager for nine years prior to his formation of Full Service Insurance, Inc. in 1975. Full Service Insurance is a property, casualty and financial services company and Mr. Pratt serves as its President. He is a past board member of the Chamber of Commerce of Williamson County and is currently a board member of the Williamson County Crime Stoppers. Mr. Pratt served as a director of the former Cumberland Bank South subsidiary from January 1999 until its merger with Cumberland Bank and now serves as a director of Cumberland Bank. Mr. Pratt currently serves on the Company’s Personnel Committee.
     Tom Price, age 53, has been a member of the Company’s Board of Directors since May 2003. Mr. Price is the chief manager and majority owner of Price CPAs, PLLC, an accounting firm in Nashville, Tennessee, a position he has held since 1988. Mr. Price is a certified public accountant and certified valuation analyst. Mr. Price served as a director of the former Cumberland Bank South subsidiary from 1999 until its merger with Cumberland Bank and now serves as a director of Cumberland Bank. Mr. Price serves as the Audit Committee Chairman and is also a member of the Executive Committee.
     Alex Richmond, age 56, has served as a director on the Company’s Board of Directors since 1990. Mr. Richmond was a grocer for over thirty years having been a partner in several stores during his career. Mr. Richmond serves as president of Consolidated Investors, a small business investment firm, a position he has held since 1992. Mr. Richmond is also a partner in Richmond & Franklin, a real estate investment company. He has served as a director of Cumberland Bank since 1990. Mr. Richmond currently serves on the Company’s Audit Committee and Personnel Committee.
     John S. Shepherd, age 68, has been a director of the Company since July 1997. Since 1993, Mr. Shepherd has been self-employed, engaged principally in investing and as a merchant in Collierville, Tennessee. Mr. Shepherd has been a member of the Memphis/Shelby County Board of Adjustment since 1972 and its chairman since 1996. Mr. Shepherd has served as a director of The Murray Bank since June 1999. Mr. Shepherd currently serves as Chairman of the Company’s Personnel Committee and as a member of the Audit Committee.
     John Stein, age 38, has served as President and Chief Operating Officer of Financial Stocks, Inc., a financial services-focused investment advisor since he co-founded the company in 1995. He is also a founder and Managing Director of Trapeza Capital Management, LLC, a provider of mezzanine capital to community banks throughout the United States, and a founder and Managing Director of Attentus Management Group, LLC, a provider of mezzanine capital to real estate investment trusts.
     John S. Wilder, Sr., age 84, has served as a member of the Company’s Board of Directors since 1986 and is currently its Chairman of the Board. He also currently serves on the Company’s Executive Committee. Mr. Wilder has served as the Lieutenant Governor of the State of Tennessee since 1971, and is the longest sitting Lieutenant Governor of any state in United States’ history. Mr. Wilder also serves as a director of Cumberland Bank and The Murray Bank. Mr. Wilder is also a partner of Longtown Farms, a farming business in Mason, Tennessee, and a Vice President and part owner of Longtown Supply, Inc., a service station and farming supply business in Mason, Tennessee.

MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS
     The Company’s Board of Directors and the board of directors of the Company’s Cumberland Bank subsidiary operate through several standing committees. Below is a description of each of the Company’s relevant committees indicating the current members of each committee and the number of meetings held by the committee in 2005.
     Executive Committee. The Company’s Executive Committee is charged with the review of corporate matters presented, or to be presented, to the Company’s Board of Directors, making recommendations to the Board of Directors on policy matters and making executive decisions on matters that do not require a meeting of the full Board of Directors. Review of expansion possibilities and corporate opportunities as well as oversight of general corporate governance matters are the chief functions of the Company’s Executive Committee. The Executive Committee held two meetings during 2005. Richard Herrington, Frank Inman, Jr., Danny Herron, Tom Paschal, Joel Porter, Tom Price and John S. Wilder, Sr. currently serve as members of the Executive Committee.
     Audit Committee of Company. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act which reviews annual and interim reports of the Company’s independent auditors, reviews the Company’s annual and quarterly reports with the Company’s independent registered public accounting firm and reviews the Company’s accounting practices and procedures, as well as the scope of the Company’s audit. Additionally, the Audit Committee is responsible for the appointment of the Company’s independent registered public accounting firm. The Audit Committee operates pursuant to the terms of a Restated Charter which was adopted by the Board of Directors on February 18, 2004 (the “Restated Audit Committee Charter”), a copy of which is available on the “Investor Relations” section of the Company’s website at www.civitasbankgroup.com. Tom Price, John Shepherd and Alex Richmond currently serve as Audit Committee members with Mr. Price serving as the Chairman, and each of the members is “independent” as defined by the current listing standards of the National Association of Securities Dealers, Inc. (the “NASD”) and the rules and regulations of the Securities and Exchange Commission. The rules and the regulations of the Securities and Exchange Commission require the Company to disclose whether it has an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Company’s Board of Directors has determined that Tom Price is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission and that he is independent as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee held sixteen meetings during the year ended December 31, 2005.
     Personnel Committee. The Board of Directors has established a Personnel Committee for the purpose of identifying and approving the nomination of qualified candidates for election to the Board of Directors, reviewing the composition of the Board of Directors and periodically evaluating the performance of the Board of Directors. The Personnel Committee also serves the functions of evaluating the performance of the Company’s officers, reviewing and approving executive officers’ compensation, formulating bonuses for the Company’s management and administering the Company’s 1998 Stock Option Plan. Messrs. Shepherd, Pratt, Inman, and Richmond, comprise the Personnel Committee with Mr. Shepherd serving as Chairman. The Personnel Committee met four times during the fiscal year ended December 31, 2005. Each of the members of the Personnel Committee is independent with the meaning of the NASD’s listing standards. The Personnel Committee has a written charter which has been adopted by the Board of Directors, a copy of which is available on the “Investor Relations” section of the Company’s website at www.civitasbankgroup.com.
     The Company’s Personnel Committee is also responsible for (i) identifying qualified individuals to serve as members of the Company’s Board of Directors taking into account, among other things, the criteria and minimum individual qualifications set forth in the procedures and policies adopted by the Board of Directors for evaluating director candidates as discussed below; (ii) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience and financial expertise and local and community ties; (iii) reviewing and considering director candidates who may be suggested by any director, executive officer of the Company or by any shareholder who complies with the requirements of the Company’s Amended and Restated Bylaws, as described below; and (iv) recommending for selection by the Board of Directors director nominees for the next annual meeting of shareholders. The Board of Directors then reviews and approves director nominees for the annual meeting of shareholders.
     Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a shareholder and is considered in light of the minimum qualifications established by the Board of Directors. The procedures provide that the Personnel Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership and that candidates nominated to serve as directors will, at a minimum, in the committee’s judgment:
•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	fulfill the needs of the Board of Directors at that time in terms of age, diversity, experience and expertise;

•	possess the background and demonstrated ability to contribute to the performance by the Board of Directors of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership; and

•	possess a strength of character, maturity, judgment, familiarity with the Company’s business and industry, independence of thought, ability to work collegially and time availability necessary to serve on the Board of Directors.
     In addition to these minimum qualifications, the Personnel Committee may also consider whether the candidate:
•	is of the highest ethical character and shares the core values of the Company as reflected in the Company’s Code of Conduct;

•	has a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	is highly accomplished in the candidate’s field;

•	has expertise and experience that would complement the expertise and experience of other members of the Board of Directors;

•	has the ability to exercise sound business judgment; and

•	is “independent” as such term is defined by the NASD’s listing standards and the applicable provisions of the rules and regulations promulgated under the Exchange Act.
     Each of the nominees for director to be elected at the Annual Meeting was nominated and recommended by the Personnel Committee and approved by the Board of Directors.
     The Company has not received director nominee recommendations from any shareholders for the term commencing in 2006 and expiring in 2007.
     The Personnel Committee will consider nominees for the Board of Directors recommended by shareholders if shareholders comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws. In order to comply with the Amended and Restated Bylaws, shareholder recommendations for nominees must include the name, age, business address and residence address of the proposed nominee; the principal occupation or employment of the proposed nominee; the class and number of shares of Company stock owned by the proposed nominee; and such other information as is required by Regulation 14A of the SEC’s rules and regulations. In addition, the shareholder making the proposed nomination shall include in such recommendation his or her name and address as they appear on the Company’s records and the class and number of Company stock owned by the shareholder. The recommendation shall also include the proposed nominee’s written consent to being named in the Company’s proxy statement as a nominee and to serving as a director if elected and a description of any arrangement or understanding between the shareholder and nominee and any other person or persons pursuant to which the nomination is being made by the shareholder. The recommendations must be addressed to the Company’s Corporate Secretary and delivered or mailed and received at the Company’s principal executive offices not later than 120 days before the one year anniversary date of the proxy statement relating to the prior year’s annual meeting.

     During the fiscal year ended December 31, 2005, the Board of Directors of the Company held sixteen meetings. All incumbent directors attended more than ninety five percent (95%) of the aggregate number of meetings of the Company’s Board of Directors and the committees on which such member served.
Shareholder Communications with Members of the Board
     The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Civitas BankGroup, Inc., 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067.
Director Attendance at Annual Meeting
     The Board of Directors has adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders each year. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors is typically held immediately prior to the annual meeting of shareholders each year. Eleven directors attended the 2005 annual meeting of shareholders.
Directors’ Compensation
     For the first and second quarters of 2005, the Company’s Board of Directors elected to receive director and committee fees for meetings of the Board of Directors and committees of the Company and Cumberland Bank in options to purchase shares of Common Stock at the rate of an option to purchase one share of Common Stock per $1 in fees. The directors and committee members of the Company’s former wholly-owned subsidiary, BankTennessee, which included members of the Board of Directors, also elected to receive options in lieu of cash for the meetings of the BankTennessee Board of Directors and committees prior to the consummation of the Company’s disposition of BankTennessee.
     This stock compensation was approved by the Company’s Board of Directors and resulted in the Company’s issuance of options to purchase 151,850 shares of the Company’s Common Stock on January 27, 2005 with an exercise price of $8.00.
     All of the Company’s directors received a director fee of $700 for each board meeting attended for the third and fourth quarters of 2005, except for Chairman John Wilder, Sr. who received $800 for each monthly board meeting. In addition, each Executive Committee member received $500 for each committee meeting attended during the third and fourth quarter of 2005. Each Audit Committee member received $500 for each monthly committee meeting attended during the third and fourth quarter of 2005, except for Mr. Price who received $600 per month for the same period. Each member of the Personnel Committee received $500 for each quarterly meeting held during the third and fourth quarters of 2005, except for its Chairman John Shepherd who received $600 per month for the same period. In addition, each director of the Company that is also a director of Cumberland Bank, other than Danny Herron, Richard Herrington and Tom Paschal, received $500 per board meeting and $300 per committee meeting.
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent shareholders are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on the Company’s review of the copies of such forms, or written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent beneficial owners were in compliance with all applicable filing requirements, except for two late Form 4 filings for each of the Company’s directors with respect to option awards, one late Form 4 filing with respect to option awards for each member of the Audit Committee except for its Chairman who had two late Form 4 filings with respect to option awards, and four late Form 4 filings for the Chief Operating Officer/Chief Financial Officer with respect to option awards.
The Board of Directors recommends a vote FOR each of the nominees listed.

PROPOSAL 2 – AMENDMENT OF THE 1998 STOCK OPTION PLAN
     The Company’s Stock Option Plan was originally adopted by the Company’s shareholders on April 27, 2000. The Stock Option Plan initially authorized 500,000 shares of Common Stock for issuance. The number of shares was subsequently increased to 1,100,000 as a result of a 10% stock dividend paid on March 26, 1999 and a two-for-one stock split in the form of a stock dividend paid on April 22, 2001. At April 1, 2003, there were 81,470 shares of Common Stock available for issuance under the Stock Option Plan.
     At its March 20, 2003 meeting, the Board of Directors reviewed the Stock Option Plan and the lack of available shares thereunder and determined that the Stock Option Plan required additional shares to provide the flexibility with respect to stock-based compensation that the Board of Directors decided was necessary to establish appropriate long-term incentives to achieve Company objectives. The Board of Directors also determined that the limit on the number of options that can be granted to an officer whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) should be increased. The limit provided that the Company shall not grant an option to such a person covering greater than 10,000 shares of Common Stock in any fiscal year. At the 2003 Annual Meeting, shareholders voted to approve the recommendation of the Board of Directors to amend the Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 900,000 shares and to increase the Section 162(m) Maximum (as defined in the Stock Option Plan) to 100,000 shares.
     At March 23, 2006, there were 9,816 shares of Common Stock available for issuance under the Stock Option Plan. The Board of Directors believes that it is advisable to amend the Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 2,000,000 shares in order to provide greater flexibility to compensate its key employees with equity compensation at levels designed to align the interests of the key employees with those of the Company’s shareholders.
Increase in Authorized Shares
     The Board of Directors believes that a primary element of officer and key employee compensation is stock-based incentive compensation. Stock-based compensation advances the interests of the Company by encouraging, and providing for, the acquisition of an equity interest in the Company by officers and key employees, thereby providing substantial motivation for superior performance and aligning their interest with shareholders of the Company. In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to implement long-range goals and expansion plans through stock-based compensation strategies which will attract and retain those employees who are important to the long-term success of the Company, the Board of Directors proposes the adoption, subject to shareholder approval, of an amendment to the Stock Option Plan (the “Stock Option Plan Amendment”) to increase the number of shares of Common Stock authorized for issuance thereunder by 2,000,000 shares. The Board of Directors believes that the approval of the Stock Option Plan Amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified employees through the use of stock incentives.
Summary of the Stock Option Plan Amendment
     The Stock Option Plan Amendment increases the number of shares of Common Stock which may be issued upon the exercise of options by 2,000,000 shares, or 12.60% of the 15,878,631 shares of Common Stock outstanding on March 1, 2006. As amended, the Stock Option Plan will continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.
     A copy of the Stock Option Plan Amendment is attached as Appendix B to this Proxy Statement. If approved by shareholders, this amendment will become effective on April 26, 2006.
Summary of Material Provisions of the Stock Option Plan
     The following is a summary of the material provisions of the Stock Option Plan, as proposed to be amended.
     Shares. The Stock Option Plan will be amended to authorize an additional 2,000,000 shares of Common Stock, or approximately 12.60% of the Common Stock outstanding as of March 1, 2006. These shares, in addition to the 9,816 shares currently remaining for issuance under the Stock Option Plan, provide an aggregate of 2,009,816 shares or 12.66%

of the Common Stock outstanding on March 1, 2006. Shares awarded under the Stock Option Plan may consist, in whole or in part, of authorized and unissued shares. If shares subject to an option under the Stock Option Plan cease to be subject to such option, or if shares awarded under the Stock Option Plan are forfeited, or otherwise terminate without payment being made to the participant in the form of Common Stock and without the payment of any dividends thereon, such shares will again be available for future distribution under the Stock Option Plan.
     Participation. Awards under the Stock Option Plan may be made to officers, directors and other key employees of the Company and its subsidiaries and affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates. The approximate number of officers, directors and key employees eligible for awards under the Stock Option Plan is 121.
     Administration. A committee of the Company’s Board of Directors (the “Option Plan Committee”) officially administers the Stock Option Plan, subject to final approval of awards by the Company’s Board of Directors. The Option Plan Committee must consist of at least two directors that are both “Non-Employee Directors” as defined pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”) under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “Outside Directors” as defined by the regulations promulgated under Section 162(m) of the Code. The members of the Option Plan Committee serve at the discretion of the Board of Directors, which may remove these members at any time. The Company’s Board of Directors fills vacancies on the Option Plan Committee as well. Currently, the Company’s Personnel Committee serves as the Option Plan Committee.
     Types of Awards and Terms. The only awards that may be granted under the Stock Option Plan are stock options. The Option Plan Committee, subject to ratification by the Board of Directors, is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Option Plan Committee may specify the terms of such grants subject to the terms of the Stock Option Plan. The exercise price per share subject to an option is determined by the Option Plan Committee or the Board of Directors, but may not be less than the fair market value of a share of Common Stock on the date of the grant in the case of incentive stock options or fifty percent (50%) of the fair market value of a share of Common Stock on the date of grant in the case of a non-qualified stock option.
     The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Option Plan Committee, except that, unless the Option Plan Committee otherwise determines, no option may vest prior to the first anniversary of the grant date and no option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
     Exercise. Stock options may be exercised in whole or in part at any time during the option period by giving written notice to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price, either by check, note, or such other instrument as the Option Plan Committee may accept, by submission of a duly executed subscription agreement and by payment of all amounts the Company is required to withhold by law for tax obligations. In some instances the Option Plan Committee may award the participant a cash bonus in an amount necessary to cover any income tax obligations incurred by the participant as a result of the exercise of the option.
     Effect of Termination of Employment on Options. Upon termination of an option holder’s employment for cause, such employee’s stock options will terminate. If employment is involuntarily terminated without cause, stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. On the disability or retirement of the employee, stock options will be exercisable within the lesser of the remainder of the option period or three years from the date of disability or retirement unless the option is an incentive stock option in which case the period in which to exercise the option will be the shorter of three months following the termination or the expiration of the term. Upon death of an employee, stock options will be exercisable by the deceased employee’s representative within the lesser of the remainder of the option period or one year from the date of the employee’s death. Unless otherwise determined by the Option Plan Committee, only options which are exercisable on the date of termination, death, disability, or retirement may be subsequently exercised.
     Change in Control. In the event of a Change in Control (as defined in the Stock Option Plan) or upon a determination by the Option Plan Committee and the Board of Directors following a Potential Change in Control (as defined in the Plan) all outstanding options not then exercisable and vested shall become fully vested and exercisable and, unless otherwise determined by the Option Plan Committee or the Board of Directors, shall be cashed out on the basis of the Change in Control Price. For purposes of the Stock Option Plan, the Change in Control Price shall be the highest price per share paid in any transaction reported on the Nasdaq Stock Market or such other exchange or market that is the principal trading market for the Common Stock, or paid or offered to be paid in any bona fide transaction relating to a Potential or actual Change in Control of the Company, at any time during the immediately preceding 60 day period as determined by the Option Plan Committee and the Board of Directors. However, in the case of incentive stock options, such price shall be based only on transactions reported for the date on which the optionee exercises such option or, where applicable, the date on which a cash out occurs.
     Amendment. The Board of Directors may at any time amend, alter or discontinue the Stock Option Plan, except that shareholder approval is required to (i) increase the number of shares available for issuance under the Stock Option Plan; (ii) change any provisions governing incentive stock options other than those that are required to be changed by the Code; or (iii) make any change for which applicable legal or regulatory authorities, including the regulatory agency of any exchange or market on which the Common Stock is trading, would require shareholder approval. The Option Plan Committee, subject to Board ratification, may amend the terms of any stock option that has already been granted but no such amendment shall impair the rights of a holder without that holder’s consent. The Option Plan Committee may also substitute new stock options for previously granted stock options, including previously granted stock options having a higher exercise price.
     Certain Federal Income Tax Consequences. The following is a brief description of the current federal income tax consequences generally arising with respect to options granted under the Stock Option Plan.
     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option or a non-qualified stock option. Generally, a participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.
     If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the shares of Common Stock acquired upon the exercise of the incentive stock option), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).
     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.
     The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the Stock Option Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Stock Option Plan are urged to consult a tax advisor as to the tax consequences of participation.
     The Stock Option Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Award Grants Under the Plan
     Because awards under the Stock Option Plan are at the discretion of the Option Plan Committee and the Board of Directors, the benefits that will be awarded under the Stock Option Plan are not currently determinable. As of March 22, 2006, the market value of a share of Common Stock based on the closing price for such stock on the over-the counter-bulletin board on that date was $7.25.
Conclusion and Recommendation
     The Board of Directors believes it is in the best interest of the Company and its shareholders to adopt the Stock Option Plan Amendment to help attract and retain key persons of outstanding competence and to further identify their interests with those of the Company’s shareholders generally.
     The Stock Option Plan Amendment will be approved if it receives affirmative votes from a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote FOR the approval of the Stock Option Plan Amendment.
     The following table summarizes information concerning the Company’s equity compensation plans at December 31, 2005:

Number of Shares
Remaining Available for
	Number of Shares to be		Future Issuance Under
	Issued upon Exercise of	Weighted Average Exercise	Equity Compensation Plans
	Outstanding Options and	Price of Outstanding Options	(Excluding Shares
Plan Category	Warrants	and Warrants	Reflected in First Column)
Equity compensation plans approved by shareholders	1,442,175	$7.51	9,816

Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	1,442,175	$7.51	9,816
PROPOSAL 3 – OTHER MATTERS
     The Board of Directors is not aware of any other matters which may be brought before the Annual Meeting. However, if any matter other than the proposed matters properly comes before the meeting for action, proxies will be voted for such matters in accordance with the best judgment of the persons named as proxies.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION
     Crowe Chizek and Company LLC served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005. The Audit Committee has not yet selected an independent auditor for the 2006 fiscal year. It is anticipated that representatives of Crowe Chizek and Company LLC will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they so desire.
     For each of the years ended December 31, 2005 and December 31, 2004, the Company was billed the aggregate fees set forth below by Crowe Chizek and Company LLC, the Company’s independent registered public accounting firm:

	2005	2004
Audit Fees[1]	$337,634	$344,035
Audit-Related Fees[2]	33,592	178,279
Tax Fees[3]	46,520	65,975
All Other Fees	—	—

Total Fees	$417,746	$588,289

1.	Audit Fees include fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Audit Fees also include fees related to the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002.

2.	Audit-Related Fees include fees related to the audit of the Company’s employee benefit plans, consultations related to financial accounting and reporting standards and internal control reviews.

3.	Tax Fees include fees related to tax return preparation and other tax related assistance, planning and advice.
     The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services Crowe Chizek and Company LLC, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Crowe Chizek and Company LLC during fiscal 2005 prior to Crowe Chizek and Company LLC performing such services.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth summary information concerning the compensation the Company paid for services rendered to it during 2003, 2004, and 2005 by its President and Chief Executive Officer and its one other most highly compensated executive officers who were serving as executive officers at the end of 2005 and whose salaries and bonus were in excess of $100,000 in 2005 (the “Named Executive Officers”).

				Long-Term
				Compensation
				Securities
		Annual Compensation		Underlying		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Options/SARs		Compensation($)(2)
Richard Herrington,	2005	$216,320	$0	33,620	(3)	$6,490
President and Chief Executive Officer of the	2004	208,000	203	43,589		22,323
Company	2003	200,000	50,203	—		11,400

Danny Herron,	2005	$171,080	$0	29,705	(4)	$5,132
Executive Vice President of the Company and President and Chief Executive Officer	2004 2003	164,500 158,000	203 17,703	52,033 —		21,018 16,067
of Cumberland Bank

Lisa Musgrove,	2005	$132,500	$10,000	32,637	(6)	$4,275
Executive Vice President, Chief Operating Officer and Chief Financial Officer of	2004 2003	115,000 45,337	203 217	29,528 30,000		2,588 —
the Company(5)

(1)	Prerequisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer.

(2)	Represents for 2005 Company matching contributions to the Company’s 401(k) plan of $6,490, $5,132, and $4,275 for each of Mr. Herrington, Mr. Herron, and Ms. Musgrove, respectively. Each of Mr. Herrington and Mr. Herron were awarded options to purchase 4,900 shares of the Company’s commons stock in lieu of director fees for the 1st and 2nd quarters of 2005 valued at the grant price of $8.00/share which are reflected in the table above.

(3)	Of this amount, 18,720 options were awarded to Mr. Herrington in lieu of a cash bonus.

(4)	Of this amount, 14,805 options were awarded to Mr. Herron in lieu of a cash bonus.

(5)	Ms. Musgrove was hired on August 11, 2003.

(6)	Of this amount, 10,350 options were awarded to Ms. Musgrove in lieu of a cash bonus.

Option Grants During 2005
     The following options were granted to the Company’s named Executive Officers in 2005.

			Individual
			Grants as a
	Number of		Percent of Total			Potential Realizable Value at
	Securities		Options/SARs			Assumed Annual Rates of
	Underlying		Granted to			Stock Price Appreciation For
	Options/SARs		Employees in	Exercise or Base	Expiration	Option Term
	Granted (#)		Fiscal Year (%)	Price ($/share)	Date	5% ($)	10%($)
Richard Herrington	4,900	(1)	0.63%	$8.00	01/27/08	$6,179	$12,976
	13,764	(1)	1.76%	8.00	01/27/11	37,449	84,958
	9,956	(1)	1.28%	8.00	01/27/11	27,088	61,429
	5,000	(1)	0.64%	7.65	12/29/11	13,000	30,850

Danny Herron	4,900	(1)	0.63%	$8.00	01/27/08	$6,179	$12,976
	13,945	(1)	1.79%	8.00	01/27/11	37,930	86,041
	5,860	(1)	0.75%	8.00	01/27/11	15,939	36,157
	5,000	(1)	0.64%	7.65	12/29/11	13,000	30,850

Lisa Musgrove	15,350	(1)	1.94%	$8.00	01/27/11	$41,764	$94,748
	6,000	(1)	0.76%	8.04	03/27/11	14,246	35,060
	2,287	(1)	0.29%	7.55	07/01/10	4,771	10,542
	9,000	(1)	1.14%	7.65	12/29/11	23,416	53,122

(1)	Options are 100% vested as of the grant date.
Aggregate Option Exercises During 2005 and Fiscal Year End Option Values
     The following table provides information related to options exercised by the Named Executive Officers during the 2005 fiscal year and the number and value of options held at fiscal year end. The Company has not issued stock appreciation rights or warrants to its executive officers.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options/SARs
	Acquired on	Value	Options/SARs at Fiscal Year End (#) (1)		at Fiscal Year End ($) (2)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard Herrington(3)	0	0	95,315	44,394	$182,283	$76,156
Danny Herron(3)	0	0	48,122	36,116	19,874	23,498
Lisa Musgrove (3)	0	0	73,901	18,264	73,550	16,936

(1)	Share amounts and option exercise prices have been adjusted to reflect the 2 for 1 stock split paid on April 22, 2001.

(2)	The closing price for the Common Stock as of December 31, 2005 was $7.60. Value is calculated on the basis of the difference between the option exercise price and $7.60 multiplied by the number of shares of Common Stock underlying the option.

(3)	The Named Executive Officer did not exercise any stock options during 2005.

Employment Contracts, Termination of Employment and Change in Control Arrangements
     The Company and Cumberland Bank have entered into an agreement with Tom Paschal, dated January 12, 2004, pursuant to which Mr. Paschal has agreed to serve in those capacities prescribed by the Company’s Chief Executive Officer, including but not limited to, business development, community relations, and expansion until Mr. Paschal attains the age of 67 at such level of activity as is sufficient to maintain eligibility for Mr. Paschal and his spouse under Cumberland Bank’s health insurance plans. In consideration for these services, the Company has agreed to pay Mr. Paschal $50,000 per year during the period of his continued service as chairman of the board of Cumberland Bank. Mr. Paschal’s previously awarded stock options shall continue to vest in accordance with their terms, and the Company shall continue to provide existing term life insurance benefits. In addition, Mr. Paschal has agreed not to compete with Cumberland Bank or any of its affiliates for the period of the agreement and for the two-year period following its termination. During that two-year period, Mr. Paschal would receive $50,000 annually.
Executive Officers of the Company
     Set out below is certain information regarding the Company’s other executive officers.
     Lisa Musgrove (42) is the Company’s Executive Vice President and Chief Operating Officer, a position that she has held since August 2003. Ms. Musgrove also serves as the Company’s Chief Financial Officer, a position she has held since April 2005. Ms. Musgrove served as the Senior Vice President, Chief Financial Officer for Franklin National Bank for nine (9) years prior to joining the Company in August 2003. From 1989 to 1994, Ms. Musgrove served as the Vice President, Controller, and Treasurer at Tennessee National Bank.
     Ashley Hill (44) has served as the Company’s Director of Corporate Risk Management since February 2003. Mr. Hill served as Chief Operating Officer for the Company’s Cumberland Bank South subsidiary from January 2001 to January 2003 and as Operations Administrator/Senior Vice President from September 1998 until 2001.
PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Decisions with respect to compensation of the Named Executive Officers, for fiscal 2005 were made by the Personnel Committee of the Company. Compensation of the Named Executive Officers consists of a base salary, an annual bonus, matching contributions under the Company’s 401(k) plan, and payments for term life insurance (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the subsidiary banks or the Company). Compensation decisions with respect to the other executive officers of the Company and Cumberland Bank are made by the Company’s management with the input of the boards of directors of the Company and Cumberland Bank.
     The overarching policy of the Company in determining compensation for the Named Executive Officers is to attract and retain the highest quality talent to lead Cumberland Bank and the Company and to reward key executives based upon their individual performance and the performance of Cumberland Bank and the Company. The Personnel Committee and the Company’s Board of Directors believe that providing incentives to, and rewarding the performance of, the Company’s executive officers enhances the profitability of its subsidiary bank and the Company.
     In recommending the 2005 base salary of the Named Executive Officers, the Personnel Committee reviewed the 2004 financial performance of the Company compared to expected performance. The salary for Danny Herron, the President and Chief Executive Officer of Cumberland Bank, was tied to the specific performance of the bank during 2004.
     In addition to base salary, the Company’s and Cumberland Bank’s, executive officers, including the Named Executive Officers, are eligible for annual bonuses, payable, at the executive’s election, 100% in options to purchase Common Stock. These options are awarded to the Named Executive Officers and other executive officers of the Company based on each individual’s position with the Company at the end of the fiscal year as well as the Company’s, or bank’s, as the case may be, performance during the year as compared to expected performance targets for various performance categories established by the Personnel Committee and the boards of directors of the Company and the bank with the assistance of management.

     Mr. Herrington’s employment with the Company began on December 16, 2002. In establishing his salary for 2005, the Personnel Committee considered the salaries of persons employed in comparable positions with financial institutions of comparable size to the Company operating within the Company’s market areas. Mr. Herrington is also eligible for an annual bonus, which bonus is calculated in the same manner as that for the other Named Executive Officers.

John Shepherd, Chairman Frank Inman, Jr.	Paul Pratt Alex Richmond
     The foregoing report of the Personnel Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
AUDIT COMMITTEE REPORT FOR 2005
     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.
     In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the firm’s independence. The audit committee determined this issue in the affirmative.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
            Tom Price, Chairman
Alex Richmond
John Shepherd
     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During fiscal 2005, the Personnel Committee of the Board of Directors was composed of Messrs. Shepherd, Inman, Pratt and Richmond. None of these persons has at any time been an officer of or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Personnel Committee or entities whose executives serve on the Board of Directors or the Personnel Committee that require disclosure under applicable SEC regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Some directors and principal officers of the Company and its banks at present, as in the past, are customers of Cumberland Bank and have had and expect to have loan transactions with the bank in the ordinary course of business. In addition, some of the directors and officers of the Company and Cumberland Bank are at present, as in the past, affiliated with businesses which are customers of the bank and which have had and expect to have loan transactions with the bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the Board of Directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features. At December 31, 2005, the outstanding principal amount of indebtedness of these loans, including amounts available under lines of credit to the Company’s affiliates, aggregated approximately $5,373,656.
     We have employed Mr. Joel Porter’s law firm, Burch, Porter & Johnson, PLLC, from time to time. Fees and expenses arose out of general corporate and other ordinary course of business services provided by Burch Porter, and account for significantly less than 1% of the law firm’s 2005 gross revenue.
     The Company has also employed Mr. Paul Pratt’s insurance firm, Full Service Insurance, to provide its director and officer insurance coverage, employee medical benefits, worker’s compensation insurance, insurance on the Company’s buildings and OREO properties, and car insurance. The premium amounts paid to Full Service Insurance were significantly less than 1% of the insurance company’s 2005 gross revenue.
     We believe that the above transactions were made on terms as favorable to us as we would have received from unaffiliated third parties.
     Kevin Herrington, the son of Richard Herrington, the Company’s President and Chief Executive Officer, is employed by Cumberland Bank as its Chief Technology Officer. In 2005, his salary and bonus totaled $91,157. The company also contributed $2,735 in 401(k) matching funds.
     Betty Carol Purcell, the sister of Danny Herron, the Company’s Executive Vice President and the President and Chief Executive Officer of Cumberland Bank, serves as Human Resources Director of the Company. In 2005, her salary and bonus totaled $73,406. The Company also contributed $2,202 in 401(k) matching funds.
     In 2004, Richard Herrington, the Company’s President and Chief Executive Officer, entered into a written guarantee with the Company for the payment of losses suffered by the Company as a result of apparently fraudulent transactions entered into by Jason Herrington, Mr. Herrington’s son. The Company has received restitution for the losses suffered by the Company as a result of these transactions. Mr. Herrington has signed an agreement to reimburse the Company for the Company’s other costs related to this matter which remains in place until all of the Company’s related costs have been finalized.

SHAREHOLDER RETURN PERFORMANCE GRAPH
     The following graph compares the percentage change in the unaudited total return on the Company’s Common Stock against the cumulative total return of the NASDAQ Composite Index and the SNL Securities bank index (market capitalization $500 million to $1 billion) between December 31, 2000 (inception) and December 31, 2005. The graph assumes the value of the investment in the Company’s Common Stock and each index was $100 at October 14, 1999 and that all dividends were reinvested.
     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS
     Shareholders intending to submit proposals for presentation at the 2007 annual meeting and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to Danny Herron, Corporate Secretary, Civitas BankGroup, Inc., 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067. Proposals must be in writing and must be received by the Company prior to November 29, 2006 in order to be included in the Company’s Proxy Statement and form of proxy relating to the 2007 Annual Meeting of Shareholders. Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.
     If a shareholder wants to bring business before the 2007 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement, the Company’s bylaws require that the shareholder comply with Regulation 14A of the Securities Exchange Act and have given written notice to the Company not later than November 29, 2006. If the date of the 2007 annual meeting has been changed by more than thirty (30) days from March 15, 2007, then in order to be timely a shareholder’s notice must be received by the Company not less than one hundred and twenty (120) days from the date of the 2007 annual meeting or the tenth day following the date on which public announcement of the 2007 annual meeting is first made. Notice should be sent to Mr. Herron at the address above.
GENERAL
     The Company’s 2005 Annual Report is mailed herewith. A copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2005 has been included with the 2005 Annual Report. An additional copy is available for shareholders, without charge, by writing to Danny Herron, Corporate Secretary, Civitas BankGroup, Inc., 4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee 37067, telephone number (615) 263-9500.

By order of the Board of Directors,

Danny Herron
Secretary
Franklin, Tennessee
March 29, 2006

APPENDIX B
SECOND AMENDMENT TO CIVITAS BANKGROUP, INC.
1998 STOCK OPTION PLAN
     WHEREAS, the Board of Directors and shareholders of Civitas BankGroup, Inc., a Tennessee corporation (the “Company”) have previously adopted the 1998 Stock Option Plan (the “Plan”) and Amendment No. 1 to the Plan;
     WHEREAS, pursuant to Section 7 of the Plan, the Company’s Board of Directors has retained the right to amend the Plan; and
     WHEREAS, the Company’s Board of Directors now desires to amend the Plan.
     NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company’s Board of Directors, the Plan is hereby amended as follows:
     1. The first section of Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:
“The aggregate number of shares of Common Stock that may be issued under the
Plan shall be 4,000,000 shares.”
     2. Except as expressly stated herein, all other provisions of the Plan remain in full force and effect.
     3. This Second Amendment to the Civitas BankGroup, Inc. 1998 Stock Option Plan is effective this 26th day of April, 2006; provided it has been approved by the Company’s Board of Directors and the Company’s shareholders.

CIVITAS BANKGROUP, INC.
By:

Name:

Title:

Form of Proxy
CIVITAS BANKGROUP, INC.
4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, TN 37067
Revocable Proxy for the
Annual Meeting of Shareholders
April 26, 2006
You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES
OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606
     The undersigned hereby constitutes and appoints Tom Paschal and Danny Herron, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Civitas BankGroup, Inc. (the “Company”) to be held at the Embassy Suites — Cool Springs, 820 Crescent Centre Drive, Franklin, TN 37067 on Wednesday, April 26, 2006 at 4:30 p.m., local time, and any adjournment(s) thereof, and to vote all the shares of stock of the Company that the undersigned may be entitled to vote, upon the following.
THIS PROXY IS SOLICITED UPON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 26, 2006.
1. THE ELECTION OF DIRECTORS

FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all
(Except as marked to the contrary below)	nominees listed below
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list below.

01 – Richard Herrington	04 – Tom Paschal	07 – Paul Pratt, Sr.	10 - John Stein
02 – Danny Herron	05 – Joel Porter	08 – Alex Richmond	11 - John Wilder, Sr.
03 – Frank Inman, Jr.	06 – Tom Price	09 – John Shepherd
2. PROPOSAL TO AMEND THE CIVITAS BANKGROUP, INCORPORATED 1998 STOCK OPTION PLAN
____ FOR                     ____ AGAINST                     _____ ABSTAIN
     In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS DISCRETIONARY AUTHORITY.

Date:_________________________
Signature:_____________________
Signature:_____________________
Please mark, date and sign as your name appears herein and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person. If shares are held jointly, each shareholder named should sign.
IMPORTANT: The prompt return of proxies will save the Corporation the expense of further requests for proxies to ensure a quorum at the Meeting. A self-addressed, postage-prepaid enveloped is enclosed for your convenience.
TO VOTE BY MAIL
To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.
TO VOTE BY TELEPHONE
Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.
Please note that all votes cast by telephone must be submitted prior to Tuesday, April 25, 2006 at 11:59 P.M. Central Time.
Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail.
TO VOTE BY INTERNET
Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting site at http://www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen.

3.	When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.
Please note that all votes cast by Internet must be submitted prior to Tuesday, April 25, 2006 at 11:59 P.M. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information.
If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail